N\\SHAREDAT\CORP_ACT\CONTRACT\KEMPER\KGIF\UNDER97
        UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT


AGREEMENT made this 7th day of September, 1998, between KEMPER
GLOBAL  INCOME FUND, a Massachusetts business trust (the
"Fund"),
and KEMPER DISTRIBUTORS, INC., a Delaware corporation ("KDI").


     In   consideration  of  the  mutual  covenants
hereinafter
contained, it is hereby agreed by and between the parties hereto as follows:

     1.    The  Fund  hereby appoints KDI to  act  as  agent
for
distribution of shares of beneficial interest (hereinafter
called
"shares") of the Fund in jurisdictions wherein shares of the
Fund
may legally be offered for sale; provided, however, that the
Fund
in  its absolute discretion may (a) issue or sell shares
directly
to  holders  of shares of the Fund upon such terms and
conditions
and  for such consideration, if any, as it may determine,
whether
in  connection with the distribution of subscription or
purchase
rights,   the   payment   or   reinvestment   of
dividends   or
distributions, or otherwise; or (b) issue or sell shares  at net
asset  value to the shareholders of any other investment
company,
for  which  KDI shall act as exclusive distributor, who
wish  to
exchange all or a portion of their investment in shares  of
such
other  investment  company for shares of  the  Fund.   KDI
shall
appoint  various  financial service firms  ("Firms")  to
provide
distribution services to investors.  The Firms shall provide such
office  space  and  equipment, telephone  facilities,
personnel,
literature   distribution,  advertising  and  promotion
as   is
necessary   or   beneficial   for   providing   information
and
distribution  services to existing and potential clients  of the
Firms.   KDI may also provide some of the above services for
the
Fund.

     KDI  accepts  such appointment as distributor and
principal
underwriter and agrees to render such services and to assume the
obligations   herein  set  forth  for  the  compensation
herein
provided.   KDI shall for all purposes herein provided be
deemed
to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. KDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of KDI to the Fund under this Agreement are not to be deemed exclusive, and KDI shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     In carrying out its duties and responsibilities hereunder,
KDI will, pursuant to separate written contracts, appoint various
Firms to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such
Firms. Such Firms shall at all times be deemed to be independent contractors retained by KDI and not the Fund.

     KDI shall use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Fund's organizational documents.

     2. KDI shall sell shares of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the then effective registration statement
(and related prospectus) of the Fund under the Securities
Act, as
KDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund. In addition to sales made by it as agent of the Fund, KDI may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling group agreements.

     Shares  of  any class of any series of the Fund offered
for
sale  or  sold by KDI shall be so offered or sold at a price per
share  determined in accordance with the then current
prospectus.
The price the Fund shall receive for all shares purchased
from it
shall  be  the  net  asset value used in determining  the
public
offering price applicable to the sale of such shares.  Any
excess
of  the sales price over the net asset value of the shares of the
Fund  sold  by  KDI  as  agent shall be  retained  by  KDI
as  a
commission for its services hereunder.  KDI may compensate
Firms
for  sales  of  shares at the commission levels provided  in the
Fund's  prospectus  from  time  to  time.   KDI  may  pay
other
commissions, fees or concessions to Firms, any may pay them to others in its discretion, in such amounts as KDI shall determine from time to time. KDI shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the Fund's prospectus. KDI shall also receive any distribution services fee payable by the Fund as provided in the Fund's
Amended and Restated 12b-1 Plan, as amended from time to time
(the "Plan").

     KDI will require each Firm to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price or net asset value, as applicable, of the
Fund's shares, and neither KDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

     3.    The Fund will use its best efforts to keep
effectively
registered   under  the  Securities  Act  for  sale   as
herein
contemplated such shares as KDI shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

     4. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale
(including the qualification of the Fund as a dealer where necessary or advisable) in such states as KDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to KDI from time to time such information with respect to the Fund and its shares as KDI may reasonably request for use in connection with the sale of shares of the Fund.

     5. KDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of shares,
KDI will pay or cause to be paid to the Fund the amount due the
Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as KDI may specify.

     6.    KDI shall order shares of the Fund from the Fund
only
to  the  extent  that  it  shall have  received  purchase
orders
therefor.   KDI will not make, or authorize Firms  or
others  to
make  (a) any short sales of shares of the Fund; or (b) any
sales
of  such shares to any Board member or officer of the Fund
or  to
any  officer  or  Board member of KDI or of  any
corporation  or
association   furnishing  investment  advisory,
managerial   or
supervisory  services  to  the Fund, or  to  any
corporation  or
association,  unless such sales are made in accordance  with the
then  current  prospectus relating to the sale  of  such
shares.
KDI,  as agent of and for the account of the Fund, may
repurchase
the  shares  of the Fund at such prices and upon such  terms
and
conditions as shall be specified in the current prospectus of the
Fund.   In  selling  or reacquiring shares of the  Fund  for
the
account of the Fund, KDI will in all respects conform to the requirements of all state and federal laws and the Rules of Fair
Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by KDI or any employee, representative or agent of KDI. KDI will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the
Investment Company Act of 1940 (the "Investment Company Act"), notice of which shall have been given to KDI) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of KDI hereunder.

     7.    The Fund shall assume and pay all charges and
expenses
of  its  operations not specifically assumed or otherwise
to  be
provided by KDI under this Agreement or the Plan.  The Fund
will
pay  or  cause  to  be  paid  expenses (including  the  fees
and
disbursements of its own counsel) of any registration of the
Fund
and  its  shares  under  the United States  securities  laws
and
expenses  incident  to  the  issuance  of  shares  of
beneficial
interest,  such as the cost of share certificates,  issue
taxes,
and fees of the transfer agent.  KDI will pay all expenses
(other
than  expenses which one or more Firms may bear pursuant  to any
agreement with KDI) incident to the sale and distribution of the
shares issued or sold hereunder, including, without limiting the
generality  of  the foregoing, all (a) expenses of  printing
and
distributing  any  prospectus  and  of  preparing,  printing
and
distributing  or disseminating any other literature,
advertising
and  selling aids in connection with the offering of  the
shares
for  sale  (except  that such expenses need not include
expenses
incurred   by  the  Fund  in  connection  with  the
preparation,
typesetting,   printing  and  distribution  of  any
registration
statement  or  prospectus,  report  or  other
communication   to
shareholders  in  their  capacity  as  such),   (b)
expenses  of
advertising  in  connection with such offering and  (c)
expenses
(other  than  the  Fund's  auditing expenses)  of
qualifying  or
continuing  the  qualification of the shares  for  sale
and,  in
connection   therewith,   of   qualifying   or   continuing
the
qualification of the Fund as a dealer or broker under the
laws of
such  states  as  may be designated by KDI under  the
conditions
herein  specified.   No  transfer taxes, if  any,  which
may  be
payable in connection with the issue or delivery or shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and KDI will indemnify and hold harmless the Fund against liability for all such transfer taxes.

     8. This Agreement shall become effective on the date hereof and shall continue until March 1, 1999; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

     This Agreement shall automatically terminate in the
event of
its  assignment  and may be terminated at any  time  without the
payment of any penalty by the Fund or by KDI on sixty (60)
days'
written  notice  to  the  other  party.   The  Fund  may
effect
termination with respect to any class of any series of the Fund by a vote of (i) a majority of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any other agreement related to the Plan, or (ii) a majority of the outstanding voting securities of such series or class.
Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon KDI's failure to fulfill any of its obligations hereunder.

     All material amendments to this Agreement must be approved by a vote of a majority of the Board, and of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this
Agreement or in any other agreement related to the Plan, cast in person at a meeting called for such purpose.

     The terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

     KDI  shall  receive such compensation for  its
distribution
services as set forth in the Plan.  Termination of this
Agreement
shall  not  affect the right of KDI to receive  payments  on any
unpaid   balance  of  the  compensation  earned  prior  to
such
termination, as set forth in the Plan.

     9.    KDI will not use or distribute, or authorize the
use,
distribution  or dissemination by Firms or others  in
connection
with  the  sale  of Fund shares any statements other  than
those
contained   in  the  Fund's  current  prospectus,   except
such
supplemental  literature or advertising as shall be lawful
under
federal  and  state  securities laws and regulations.   KDI
will
furnish the Fund with copies of all such material.

     10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     12. All parties hereto are expressly put on notice of the
Fund's Agreement and Declaration of Trust, and all amendments thereto, all of which are on file with the Secretary of The
Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by KDI for recovery of any liability of the Fund arising hereunder allocated to a particular series or class, whether in accordance with the express terms hereof or otherwise,
KDI shall have recourse solely against the assets of that series or class to satisfy such claim and shall have no recourse against the assets of any other series or class for such purpose.

     13. This Agreement shall be construed in accordance with applicable federal law and with the laws of The
Commonwealth  of
Massachusetts.

     14. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.



                [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Fund and KDI have caused this
Agreement to be executed as of the day and year first above written.



                                 KEMPER GLOBAL INCOME FUND


                                 By:

                                 Title:



ATTEST:



Title:



                                 KEMPER DISTRIBUTORS, INC.



                                 By:

                                 Title:



ATTEST:



Title: